EXHIBIT 99.1

For More Information:
Investor contact: Ann Thornton 414-438-6887
Media contact: Kate Venne 414-358-5176

Brady Corporation Reports Fiscal 2024 First Quarter Results

•Sales for the quarter increased 2.9 percent. Organic sales increased 2.7 percent.
•Gross profit margin increased to 51.7 percent in the first quarter of fiscal 2024 compared to 48.1 percent in the first quarter of fiscal 2023.
•Diluted EPS increased 22.8 percent to $0.97 in the first quarter of fiscal 2024 compared to $0.79 in the same quarter of the prior year. Diluted EPS Excluding Certain Items* increased 19.0 percent to $1.00 in the first quarter of fiscal 2024 compared to $0.84 in the same quarter of the prior year.
•During the quarter ended October 31, 2023, we returned $25.5 million to our shareholders in the form of dividends and share repurchases.

MILWAUKEE (November 16, 2023) -- Brady Corporation (NYSE: BRC) (“Brady” or “Company”), a world leader in identification solutions, today reported its financial results for its fiscal 2024 first quarter ended October 31, 2023.

Quarter Ended October 31, 2023 Financial Results:
Sales for the quarter ended October 31, 2023 increased 2.9 percent, which consisted of an organic sales increase of 2.7 percent, an increase of 1.5 percent from foreign currency translation and a decrease of 1.3 percent from the divestiture of one business in the prior fiscal year as well as the divestiture of another non-core business in the current quarter. Sales for the quarter ended October 31, 2023 were $332.0 million compared to $322.6 million in the same quarter last year. By region, sales increased 1.4 percent in the Americas & Asia and increased 6.0 percent in Europe & Australia, which consisted of an organic sales increase of 3.3 percent in the Americas & Asia and an organic sales increase of 1.4 percent in Europe & Australia.
Income before income taxes increased 18.0 percent to $59.4 million for the quarter ended October 31, 2023 compared to $50.3 million in the same quarter last year. Income Before Income Taxes Excluding Certain Items* for the quarter ended October 31, 2023, which was adjusted for amortization expense of $2.4 million, was $61.8 million, an increase of 14.4 percent compared to the first quarter of last year. Income Before Income Taxes Excluding Certain Items* for the quarter ended October 31, 2022, which was adjusted for amortization expense of $3.6 million, was $54.0 million.
Net income for the quarter ended October 31, 2023 was $47.2 million compared to $39.4 million in the same quarter last year. Earnings per diluted Class A Nonvoting Common Share were $0.97 for the first quarter of fiscal 2024 compared to $0.79 in the same quarter last year. Net Income Excluding Certain Items* for the quarter ended October 31, 2023 was $49.1 million and Diluted EPS Excluding Certain Items* for the quarter ended October 31, 2023 was $1.00. Net Income Excluding Certain Items* for the quarter ended October 31, 2022 was $42.2 million, and Diluted EPS Excluding Certain Items* for the quarter ended October 31, 2022 was $0.84.

Commentary:
“Our investments in our salesforce and in research and development are paying off as we launched an exciting new printer this quarter and have set the stage for continued future growth,” said Brady’s President and Chief Executive Officer, Russell R. Shaller. “Our Americas and Asia region performed particularly well with another quarter of organic sales growth and significant improvement in segment profit. We continue to identify opportunities to further integrate our businesses, to support continued growth through the application of our best go-to-market strategies in key geographies and to further simplify our global businesses, which we believe positions us for future success.”
“Brady is financially strong and continues to generate significant cash flow. This quarter, we grew organic sales by 2.7 percent and we grew GAAP diluted earnings per share by 22.8 percent,” said Brady’s Chief Financial Officer, Ann Thornton. “We also returned $25.5 million to our shareholders in the form of dividends and share buybacks this quarter. We believe we are well-positioned for the future with a strong balance sheet which provides opportunities to drive continued shareholder value.”

Fiscal 2024 Guidance:
The Company’s GAAP earnings per diluted Class A Nonvoting Common Share guidance for the year ending July 31, 2024 remains unchanged at $3.70 to $3.95 per share, and the Company’s Diluted EPS Excluding Certain Items* guidance for the year ending July 31, 2024 also remains unchanged at $3.85 to $4.10 per share.
The other assumptions included in our fiscal 2024 guidance are effectively unchanged. We expect a full-year income tax rate of approximately 22 percent, depreciation and amortization expense ranging from $32 to $34 million, and capital expenditures of approximately $75 million, which are inclusive of $55 million related to the conversion of previously leased manufacturing facilities. Our fiscal 2024 guidance is based on foreign currency exchange rates as of October 31, 2023 and assumes continued economic growth.

A webcast regarding Brady’s fiscal 2024 first quarter financial results will be available at www.bradycorp.com/investors beginning at 9:30 a.m. central time today.

Brady Corporation is an international manufacturer and marketer of complete solutions that identify and protect people, products and places. Brady’s products help customers increase safety, security, productivity and performance and include high-performance labels, signs, safety devices, printing systems and software. Founded in 1914, the Company has a diverse customer base in electronics, telecommunications, manufacturing, electrical, construction, medical, aerospace and a variety of other industries. Brady is headquartered in Milwaukee, Wisconsin and as of July 31, 2023, employed approximately 5,600 people in its worldwide businesses. Brady’s fiscal 2023 sales were approximately $1.33 billion. Brady stock trades on the New York Stock Exchange under the symbol BRC. More information is available on the Internet at www.bradyid.com.

* Income Before Income Taxes Excluding Certain Items, Net Income Excluding Certain Items, and Diluted EPS Excluding Certain Items are non-GAAP measures. See appendix for more information on these measures, including reconciliations to the most directly comparable GAAP measures.

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In this news release, statements that are not reported financial results or other historic information are “forward-looking statements.” These forward-looking statements relate to, among other things, the Company's future financial position, business strategy, targets, projected sales, costs, earnings, capital expenditures, debt levels and cash flows, and plans and objectives of management for future operations.

The use of words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “should,” “project,” “plan” or similar terminology are generally intended to identify forward-looking statements. These forward-looking statements by their nature address matters that are, to different degrees, uncertain and are subject to risks, assumptions, and other factors, some of which are beyond Brady’s control, that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. For Brady, uncertainties arise from: increased cost of raw materials, labor and freight as well as material shortages and supply chain disruptions; decreased demand for our products; our ability to compete effectively or to successfully execute our strategy; our ability to develop technologically advanced products that meet customer demands; difficulties in protecting our websites, networks, and systems against security breaches; Brady’s ability to identify, integrate, and grow acquired companies, and to manage contingent liabilities from divested businesses; risks associated with the loss of key employees; extensive regulations by U.S. and non-U.S. governmental and self-regulatory entities; litigation, including product liability claims; adverse impacts of the novel coronavirus (“COVID-19”) pandemic or other pandemics; foreign currency fluctuations; potential write-offs of goodwill and other intangible assets; changes in tax legislation and tax rates; differing interests of voting and non-voting shareholders; numerous other matters of national, regional and global scale, including major public health crises and government responses thereto and those of a political, economic, business, competitive, and regulatory nature contained from time to time in Brady’s U.S. Securities and Exchange Commission filings, including, but not limited to, those factors listed in the “Risk Factors” section within Item 1A of Part I of Brady’s Form 10-K for the year ended July 31, 2023.

These uncertainties may cause Brady's actual future results to be materially different than those expressed in its forward-looking statements. Brady does not undertake to update its forward-looking statements except as required by law.

BRADY CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited; Dollars in thousands, except per share data)

	Three months ended October 31,
	2023	2022
Net sales	$331,983	$322,569
Cost of goods sold	160,264	167,305
Gross margin	171,719	155,264
Operating expenses:
Research and development	15,702	13,933
Selling, general and administrative	96,287	89,945
Total operating expenses	111,989	103,878

Operating income	59,730	51,386

Other income (expense):
Investment and other income (expense)	438	(157)
Interest expense	(766)	(894)

Income before income taxes	59,402	50,335

Income tax expense	12,161	10,894

Net income	$47,241	$39,441

Net income per Class A Nonvoting Common Share:
Basic	$0.97	$0.79
Diluted	$0.97	$0.79

Net income per Class B Voting Common Share:
Basic	$0.96	$0.78
Diluted	$0.95	$0.77

Weighted average common shares outstanding:
Basic	48,505	49,868
Diluted	48,811	50,090

BRADY CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

	October 31, 2023	July 31, 2023
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$175,352	$151,532
Accounts receivable, net of allowance for credit losses of $6,923 and $8,467, respectively	179,970	184,420
Inventories	166,916	177,078
Prepaid expenses and other current assets	12,827	11,790
Total current assets	535,065	524,820
Property, plant and equipment—net	143,792	142,149
Goodwill	583,702	592,646
Other intangible assets	58,774	62,096
Deferred income taxes	14,931	15,716
Operating lease assets	26,860	29,688
Other assets	20,289	22,142
Total	$1,383,413	$1,389,257
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$79,512	$79,855
Accrued compensation and benefits	57,566	71,470
Taxes, other than income taxes	14,249	13,575
Accrued income taxes	17,970	12,582
Current operating lease liabilities	13,225	14,726
Other current liabilities	69,172	65,828
Total current liabilities	251,694	258,036
Long-term debt	52,267	49,716
Long-term operating lease liabilities	14,483	16,217
Other liabilities	69,977	74,369
Total liabilities	388,421	398,338
Stockholders’ equity:
Common stock:
Class A nonvoting common stock—Issued 51,261,487 shares, and outstanding 44,868,082 and 45,008,724 shares, respectively	513	513
Class B voting common stock—Issued and outstanding, 3,538,628 shares	35	35
Additional paid-in capital	352,421	351,771
Retained earnings	1,057,773	1,021,870
Treasury stock—6,393,405 and 6,252,763 shares, respectively of Class A nonvoting common stock, at cost	(300,467)	(290,209)
Accumulated other comprehensive loss	(115,283)	(93,061)
Total stockholders’ equity	994,992	990,919
Total	$1,383,413	$1,389,257

BRADY CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; Dollars in thousands)

	Three months ended October 31,
	2023	2022
Operating activities:
Net income	$47,241	$39,441
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,466	8,665
Stock-based compensation expense	4,163	2,958
Deferred income taxes	(2,225)	(1,705)
Other	1,137	(383)
Changes in operating assets and liabilities:
Accounts receivable	(2,205)	(627)
Inventories	6,152	(9,582)
Prepaid expenses and other assets	(1,488)	(2,563)
Accounts payable and accrued liabilities	(3,725)	(14,150)
Income taxes	5,757	5,945
Net cash provided by operating activities	62,273	27,999

Investing activities:
Purchases of property, plant and equipment	(11,279)	(3,861)
Net cash used in investing activities	(11,279)	(3,861)

Financing activities:
Payment of dividends	(11,338)	(11,376)
Proceeds from exercise of stock options	2,598	349
Payments for employee taxes withheld from stock-based awards	(2,333)	(1,504)
Purchase of treasury stock	(14,121)	(12,070)
Proceeds from borrowing on credit facilities	38,551	36,000
Repayment of borrowing on credit facilities	(36,000)	(32,000)
Other	1,149	66
Net cash used in financing activities	(21,494)	(20,535)

Effect of exchange rate changes on cash	(5,680)	(3,201)

Net increase in cash and cash equivalents	23,820	402
Cash and cash equivalents, beginning of period	151,532	114,069

Cash and cash equivalents, end of period	$175,352	$114,471

BRADY CORPORATION AND SUBSIDIARIES
SEGMENT INFORMATION
(Unaudited; Dollars in thousands)

	Three months ended October 31,
	2023	2022
NET SALES
Americas & Asia	$221,626	$218,495
Europe & Australia	110,357	104,074
Total	$331,983	$322,569

SALES INFORMATION
Americas & Asia
Organic	3.3%	4.0%
Currency	—%	(1.4)%
Divestiture	(1.9)%	—%
Total	1.4%	2.6%
Europe & Australia
Organic	1.4%	12.8%
Currency	4.6%	(17.0)%
Total	6%	(4.2)%
Total Company
Organic	2.7%	6.9%
Currency	1.5%	(6.6)%
Divestiture	(1.3)%	—%
Total	2.9%	0.3%

SEGMENT PROFIT
Americas & Asia	$49,897	$41,145
Europe & Australia	16,744	16,758
Total	$66,641	$57,903
SEGMENT PROFIT AS A PERCENT OF NET SALES
Americas & Asia	22.5%	18.8%
Europe & Australia	15.2%	16.1%
Total	20.1%	18.0%

	Three months ended October 31,
	2023	2022
Total segment profit	$66,641	$57,903
Unallocated amounts:
Administrative costs	(6,911)	(6,517)
Investment and other income (expense)	438	(157)
Interest expense	(766)	(894)
Income before income taxes	$59,402	$50,335

GAAP to NON-GAAP MEASURES
(Unaudited; Dollars in Thousands, Except Per Share Amounts)
In accordance with the U.S. Securities and Exchange Commission’s Regulation G, the following provides definitions of the non-GAAP measures used in the earnings release and the reconciliation to the most closely related GAAP measure.
Income Before Income Taxes Excluding Certain Items:
Brady is presenting the non-GAAP measure, "Income Before Income Taxes Excluding Certain Items." This is not a calculation based upon GAAP. The amounts included in this non-GAAP measure are derived from amounts included in the Consolidated Financial Statements and supporting footnote disclosures. We do not view these items to be part of our ongoing results. We believe this profit measure provides an important perspective of underlying business trends and results and provides a more comparable measure from year to year. The table below provides a reconciliation of the GAAP measure of Income before income taxes to the non-GAAP measure of Income Before Income Taxes Excluding Certain Items:

	Three months ended October 31,
	2023	2022
Income before income taxes (GAAP measure)	$59,402	$50,335
Amortization expense	2,355	3,631
Income Before Income Taxes Excluding Certain Items (non-GAAP measure)	$61,757	$53,966

Income Tax Expense Excluding Certain Items:
Brady is presenting the non-GAAP measure, "Income Tax Expense Excluding Certain Items." This is not a calculation based upon GAAP. The amounts included in this non-GAAP measure are derived from amounts included in the Consolidated Financial Statements and supporting footnote disclosures. We do not view these items to be part of our ongoing results. We believe this measure provides an important perspective of underlying business trends and results and provides a more comparable measure from year to year. The table below provides a reconciliation of the GAAP measure of Income tax expense to the non-GAAP measure of Income Tax Expense Excluding Certain Items:

	Three months ended October 31,
	2023	2022
Income tax expense (GAAP measure)	$12,161	$10,894
Amortization expense	546	865
Income Tax Expense Excluding Certain Items (non-GAAP measure)	$12,707	$11,759

Net Income Excluding Certain Items:
Brady is presenting the non-GAAP measure, "Net Income Excluding Certain Items." This is not a calculation based upon GAAP. The amounts included in this non-GAAP measure are derived from amounts included in the Consolidated Financial Statements and supporting footnote disclosures. We do not view these items to be part of our ongoing results. We believe this measure provides an important perspective of underlying business trends and results and provides a more comparable measure from year to year. The table below provides a reconciliation of the GAAP measure of Net income to the non-GAAP measure of Net Income Excluding Certain Items:

	Three months ended October 31,
	2023	2022
Net income (GAAP measure)	$47,241	$39,441
Amortization expense	1,809	2,766
Net Income Excluding Certain Items (non-GAAP measure)	$49,050	$42,207

Diluted EPS Excluding Certain Items:
Brady is presenting the non-GAAP measure, "Diluted EPS Excluding Certain Items." This is not a calculation based upon GAAP. The amounts included in this non-GAAP measure are derived from amounts included in the Consolidated Financial Statements. We do not view these items to be part of our ongoing results. We believe this measure provides an important perspective of underlying business trends and results and provides a more comparable measure from year to year. The table below provides a reconciliation of the GAAP measure of Net income per Class A Nonvoting Common Share to the non-GAAP measure of Diluted EPS Excluding Certain Items (Note that certain amounts will not foot due to rounding):

	Three months ended October 31,
	2023	2022
Net income per Class A Nonvoting Common Share (GAAP measure)	$0.97	$0.79
Amortization expense	0.04	0.06
Diluted EPS Excluding Certain Items (non-GAAP measure)	$1.00	$0.84

Diluted EPS Excluding Certain Items Guidance:

	Fiscal 2024 Expectations
	Low	High
Earnings per Class A Nonvoting Common Share (GAAP measure)	$3.70	$3.95
Amortization expense	0.15	0.15
Diluted EPS Excluding Certain Items (non-GAAP measure)	$3.85	$4.10